Exhibit 99.1

CORPORATE HEADQUARTERS
4000 Union Pacific Avenue
City of Commerce, CA 90023
Phone: (323) 980-8145
www.99only.com

99 CENTS ONLY STORES REPORTS SECOND QUARTER AND THE FIRST HALF OF FISCAL 2014 RESULTS

CITY OF COMMERCE, California — November 6, 2013 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for the second quarter and the first half ended September 28, 2013.

The Company’s net sales increased $50.5 million, or 12.9%, to $443.9 million for the second quarter of fiscal 2014 compared to $393.4 million for the second quarter of fiscal 2013.  Same-store sales, calculated on a comparable 13-week period, increased 5.9%.  The Company’s Adjusted EBITDA(1) was $25.6 million in the second quarter of fiscal 2014, compared to $31.7 million in the second quarter of fiscal 2013, and the Company’s Adjusted EBITDA margin was 5.8% compared to 8.1% over the same period.

The Company’s net sales increased $83.5 million, or 10.5%, to $877.8 million for the first half of fiscal 2014 compared to $794.3 million for the first half of fiscal 2013.  Same-store sales, calculated on a comparable 26-week period, increased 4.5%.  The Company’s Adjusted EBITDA was $61.0 million for the first half of fiscal 2014, compared to $70.9 million for the first half of fiscal 2013, and the Company’s Adjusted EBITDA margin was 7.0% compared to 8.9% over the same period.

During the second quarter of fiscal 2014, the Company opened seven net new stores.  As of the end of the second quarter of fiscal 2014, the Company operated 329 stores, an increase of 8.6% in store count over last year. The gross and saleable retail square footage at the end of the second quarter were 6.87 million and 5.40 million, respectively.  This represents an increase of 7.7% and 7.6% for gross and saleable square footage, respectively, over last year.

In fiscal 2014, the Company expects to open 26 to 30 new stores, exclusively in existing markets. The Company to date has opened 13 net new stores in the first half of fiscal 2014.

(1)         “EBITDA” and “Adjusted EBITDA” are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the closest GAAP measure of these non-GAAP measures are included in this press release.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its second quarter and first half of fiscal 2014 ended September 28, 2013 and the other matters described in this release is scheduled for Thursday, November 7, 2013 at 11:00 a.m. Pacific time (2:00 p.m. Eastern time).

The live Second Quarter Fiscal 2014 Earnings call can be accessed by dialing (888) 895-5479 from the U.S.A., or (847) 619-6250 from international locations, and entering confirmation code 36014968.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for a ConferencePlus operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Second Quarter Fiscal 2014 Earnings Release conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 21, 2013, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 36014968#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger, legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA as presented herein, is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). The Company’s management uses EBITDA and Adjusted EBITDA to assess its performance and that of its competitors. In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments. EBITDA and Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC and Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the Second Quarter Ended
	September 28, 2013	September 29, 2012
	(In thousands)
	(Unaudited)

Net income	$5,467	$210
Interest expense, net	15,174	15,502
(Benefit) provision for income taxes	(8,874)	214
Depreciation and amortization	16,127	14,373
EBITDA	$27,894	$30,299
Accrual adjustments (a)	(799)	(355)
Stock-based compensation (b)	(3,747)	801
Merger expenses (c)	—	355
Texas lease termination costs (d)	—	105
Purchase accounting effect on leases (e)	394	371
Executive related expenses (f)	1,449	—
Other (g)	389	123
Adjusted EBITDA	$25,580	$31,699

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated, and former executive put rights adjustment.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents expenses related to the non-ordinary course termination of leases for stores previously closed in Texas.

(e)          Represents purchase accounting effect on rent revenue and rent expense.

(f)           Represents CEO sign on bonus and other executive related expenses.

(g)          Represents the following non-cash or other charges and income: (a) for all periods, amortization of gains relates to sale-leaseback arrangements; (b) for all periods, net loss on the sale of non-core assets; (c) for fiscal 2013, charges related to an interest rate hedging loss; (d) for fiscal 2014, inventory project related expenses and real estate study fees; (e) for fiscal 2014, debt related expenses.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Half Ended
	September 28, 2013	September 29, 2012
	(In thousands)
	(Unaudited)

Net income (loss)	$8,631	$(4,681)
Interest expense, net	29,847	30,855
Benefit for income taxes	(7,124)	(2,574)
Depreciation and amortization	31,895	28,566
EBITDA	$63,249	$52,166
Accrual adjustments (a)	(781)	(1,050)
Stock-based compensation (b)	(5,318)	1,593
Merger expenses (c)	—	509
Texas lease termination costs (d)	(564)	210
Purchase accounting effect on leases (e)	747	781
Executive related expenses (f)	1,479	—
Loss on extinguishment of debt (g)	—	16,346
Other (h)	2,219	385
Adjusted EBITDA	$61,031	$70,940

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated, and former executive put rights adjustment.

(c)          Represents professional fees incurred in connection with the Merger.

(d)         Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(e)          Represents purchase accounting effect on rent revenue and rent expense.

(f)           Represents executive sign on bonus and other executive related expenses.

(g)          Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the first quarter of fiscal 2013.

(h)         Represents the following non-cash or other charges and income: (a) for all periods, amortization of gains relates to sale-leaseback arrangements; (b) for all periods, net loss on the sale of non-core assets; (c) for fiscal 2013, charges related to an interest rate hedging loss; (d) for fiscal 2014, inventory project related expenses and real estate study fees; (e) for fiscal 2014, debt related expenses.

99¢ ONLY STORES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 28, 2013	March 30, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash	$77,378	$45,476
Accounts receivable, net of allowance for doubtful accounts of $217 and $84 at September 28, 2013 and March 30, 2013, respectively	1,894	1,851
Income taxes receivable	3,775	3,969
Deferred income taxes	35,377	33,139
Inventories, net	197,464	201,601
Assets held for sale	2,106	2,106
Other	18,276	16,370

Total current assets	336,270	304,512
Property and equipment, net	481,476	476,051
Deferred financing costs, net	19,568	21,016
Intangible assets, net	468,322	471,359
Goodwill	479,745	479,745
Deposits and other assets	5,057	4,554

Total assets	$1,790,438	$1,757,237

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$73,280	$50,011
Payroll and payroll-related	24,081	17,096
Sales tax	6,353	7,200
Other accrued expenses	40,391	29,695
Workers’ compensation	37,215	39,498
Current portion of long-term debt	3,216	8,567
Current portion of capital lease obligation	86	83

Total current liabilities	184,622	152,150
Long-term debt, net of current portion	751,234	749,758
Unfavorable lease commitments, net	12,922	14,833
Deferred rent	9,649	4,823
Deferred compensation liability	1,070	1,153
Capital lease obligation, net of current portion	227	271
Long-term deferred income taxes	181,634	186,851
Other liabilities	6,660	8,428

Total liabilities	1,148,018	1,118,267

Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value — authorized, 1,000 shares; no shares issued or outstanding	—	—
Common stock $0.01 par value — Class A authorized, 1,000 shares; issued and outstanding, 100 shares and Class B authorized, 1,000 shares; issued and outstanding, 100 shares at September 28, 2013 and March 30, 2013, respectively	—	—
Additional paid-in capital	649,106	654,424
Accumulated deficit	(5,571)	(14,202)
Other comprehensive loss	(1,115)	(1,252)

Total shareholders’ equity	642,420	638,970

Total liabilities and shareholders’ equity	$1,790,438	$1,757,237

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Second Quarter Ended		For the First Half Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net Sales:
99¢ Only Stores	$431,553	$382,073	$852,489	$771,029
Bargain Wholesale	12,370	11,290	25,300	23,284

Total sales	443,923	393,363	877,789	794,313
Cost of sales (excluding depreciation and amortization expense shown separately below)	277,118	242,699	543,797	486,601
Gross profit	166,805	150,664	333,992	307,712
Selling, general and administrative expenses:
Operating expenses	138,911	120,362	270,743	239,133
Depreciation	15,685	13,931	31,011	27,683
Amortization of intangible assets	442	442	884	883
Total selling, general and administrative expenses	155,038	134,735	302,638	267,699
Operating income	11,767	15,929	31,354	40,013

Other (income) expense:
Interest income	—	(35)	(15)	(259)
Interest expense	15,174	15,537	29,862	31,114
Loss on extinguishment of debt	—	—	—	16,346
Other	—	3	—	67
Total other expense, net	15,174	15,505	29,847	47,268
(Loss) income before provision for income taxes	(3,407)	424	1,507	(7,255)
(Benefit) provision for income taxes	(8,874)	214	(7,124)	(2,574)
Net income (loss)	$5,467	$210	$8,631	$(4,681)

99¢ ONLY STORES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Half Ended
	September 28, 2013	September 29, 2012

Cash flows from operating activities:
Net income (loss)	$8,631	$(4,681)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	31,011	27,683
Amortization of deferred financing costs and accretion of OID	2,212	2,059
Amortization of intangible assets	884	883
Amortization of favorable/unfavorable leases, net	242	91
Loss on extinguishment of debt	—	16,346
Loss on disposal of fixed assets	124	403
(Gain) loss on interest rate hedge	(114)	665
Deferred income taxes	(7,546)	—
Stock-based compensation	(5,318)	1,593

Changes in assets and liabilities associated with operating activities:
Accounts receivable	(43)	1,586
Inventories	4,137	(11,437)
Deposits and other assets	(2,492)	(3,874)
Accounts payable	18,874	9,047
Accrued expenses	16,834	6,358
Accrued workers’ compensation	(2,283)	(1,186)
Income taxes	194	(13,347)
Deferred rent	4,826	2,362
Other long-term liabilities	(1,780)	(73)
Net cash provided by operating activities	68,393	34,478

Cash flows from investing activities:
Purchases of property and equipment	(32,348)	(19,861)
Proceeds from sale of property and fixed assets	537	11,549
Purchases of investments	—	(449)
Proceeds from sale of investments	—	2,470
Net cash used in investing activities	(31,811)	(6,291)

Cash flows from financing activities:
Payment of debt	(4,639)	(2,618)
Payments of capital lease obligation	(41)	(38)
Payment of debt issuance costs	—	(11,230)

Net cash used in financing activities	(4,680)	(13,886)

Net increase in cash	31,902	14,301
Cash - beginning of period	45,476	27,766
Cash - end of period	$77,378	$42,067

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Founded in 1982, the Company operates 333 extreme value retail stores with 239 in California, 44 in Texas, 33 in Arizona and 17 in Nevada as of November 6, 2013. The Company emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods. For more information, visit www.99only.com.

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.